UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.	Form of Stock Option Agreement

As a part of its goal of retaining certain vital individuals, the Board of Directors made a grant of non-qualified stock options to Thomas J. Sullivan. The grant has a five (5) year cliff vesting feature and six (6) year term so the options will vest and become exercisable on July 27, 2017 and expire on July 27, 2018. The Board of Directors believes that this form of compensation will provide Mr. Sullivan with a strong incentive to remain with the Company for an extended period of time and to improve the Company’s performance and stock price during that period. The foregoing is qualified in its entirety by the terms contained in the form of stock option agreement that is being filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

10.1	Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: August 2, 2012	Name: Fred L. Hite
Title: Senior Vice President, Chief Financial Officer and Investor Relations Officer